Exhibit 10.1

PACIRA BIOSCIENCES, INC.
AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN
(As approved by stockholders on June 7, 2022)

SECTION 1. PURPOSE
The purposes of the Amended and Restated 2014 Employee Stock Purchase Plan (the “Plan”) are to (a) assist qualified employees of the Company, and its Designated Subsidiaries in acquiring a stock ownership interest in the Company and (b) encourage employees to remain in the employ of the Company and its Designated Subsidiaries. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, but the Company makes no representation of such status nor undertaking to maintain such status. Stock purchased under the Plan may be paid for by regular payroll deductions. Only employees of the Company and its Designated Subsidiaries are eligible to participate in the Plan, and participation is voluntary.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION
3.1    Plan Administrator
The Plan shall be administered by the Board, the Committee, or any Company group or executive officer designated by the Board or the Committee as responsible for administering all or a portion of the Plan, except for those items expressly reserved to the Board or the Committee under the Plan. Any decisions made by the Board, the Committee, other authorized group or executive officer shall be applicable equally to all Eligible Employees. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board, the Committee, any Company group or executive officer designated as responsible for administering all or a portion of the Plan.
3.2    Administration and Interpretation by the Plan Administrator
Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423 of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee under the Plan, shall be conclusive and binding on all parties involved or affected. The Board or the Committee may adopt rules, procedures or sub-plans that do not comply with the requirements of Section 423 of the Code but that are designed to achieve tax, securities laws or other objectives for purposes of Eligible Employees working for Designated Subsidiaries outside the United States and to comply with applicable non-U.S. laws and regulations. The Plan Administrator may delegate administrative duties to such of the Company’s other officers or employees as the Plan Administrator so determines.
SECTION 4. STOCK SUBJECT TO PLAN
Subject to adjustment from time to time as provided in Section 19, a maximum of one million (1,000,000) shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.
SECTION 5. OFFERING DATES
5.1    Offering Periods
(a)    The Plan shall be implemented by a series of offerings (each, an “Offering” or “Offering Period”). Except as otherwise set forth below, Offerings shall commence on January 1 and July 1 of each year and end on June 30 and December 31, respectively.
(b)    Notwithstanding the foregoing, the Board or the Committee may establish (i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months.
(c)    In the event the first or the last day of an Offering Period is not a Trading Day, then the first day of the Offering Period shall be deemed to be the next Trading Day and the last day of the Offering Period shall be deemed to be the last preceding Trading Day.
(d)    An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering, but may participate in any subsequent Offering, provided that such Eligible Employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.
5.2    Purchase Periods
(a)    Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). Except as otherwise set forth below, each Purchase Period shall continue for six calendar months and shall be coterminous with an Offering Period. Purchase Periods shall commence on January 1 and July 1 of each year and end on June 30 and December 31, respectively. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period.
(b)    Notwithstanding the foregoing, the Board or the Committee may establish for any future Offering (i) different terms for one or more Purchase Periods within the Offering Period and (ii) different commencing dates and Purchase Dates for any such Purchase Periods.
(c)    In the event the first or last day of a Purchase Period is not a Trading Day, then the first day of the Purchase Period shall be deemed to be the next Trading day and the last day of the Purchase Period shall be deemed to be the last preceding Trading day.
SECTION 6. PARTICIPATION IN THE PLAN
6.1    Initial Participation
An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements for the Plan and delivering to the Company, in accordance with procedures established by the Plan Administrator, during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription or other notice in such form as permitted by the Plan Administrator (the “Subscription”) that:
(a)    indicates the Eligible Employee’s election to participate in the Plan;
(b)    authorizes payroll deductions and states the amount or percentage to be deducted regularly from the Participant’s Eligible Compensation; and
(c)    authorizes the purchase of Stock for the Participant in each Purchase Period.
An Eligible Employee who does not deliver a Subscription to the Company during the Enrollment Period shall not participate in the Plan for that Offering Period or any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Company, in accordance with procedures established by the Plan Administrator, during the Enrollment Period for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.
6.2    Continued Participation
Unless the Plan Administrator determines otherwise for any future Offering, until such time as the Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12, a Participant shall automatically participate in the next Offering Period at the rate of payroll deduction in effect for the Participant at the end of the preceding Offering Period, unless the Participant delivers to the Company a Subscription with a new rate of payroll deduction during the Enrollment Period for such next Offering Period.

SECTION 7. LIMITATIONS ON RIGHT TO PURCHASE SHARES
7.1    $25,000 Limitation
On each Offering Date, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of Stock equal to an amount determined as follows: an amount equal to $25,000 divided by the Fair Market Value of the Stock on the applicable Offering Date; provided, however, that no Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Section 423 of the Code sponsored by the Company, any Parent Corporation or any Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1). The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 7.1.
7.2    Pro Rata Allocation
In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock then available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable.
SECTION 8. PURCHASE PRICE
The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any future Offering, which shall not be less than the Purchase Price previously stated.
SECTION 9. PAYMENT OF PURCHASE PRICE
9.1    General Rules
Subject to Sections 9.12 and 9.3, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2    Change Notices
(a)    Except as set forth in Section 11 and unless the Plan Administrator determines otherwise for an Offering, a Participant may elect during an Offering Period to decrease but not increase the amount withheld from his or her compensation for current or future pay periods within such Offering Period; provided, that only one election to decrease is permitted per Participant for each Offering Period and such decrease may only be to 0%. Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Offerings; provided, however, that notice of such election must be delivered to the Company in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.
(b)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423 of the Code and Section 7.1, a Participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0% at such time that the aggregate of all payroll deductions accumulated with respect to the Offering to which such Purchase Period applies and any other Offering ending within the same calendar year exceeds $21,250 (to the extent the Purchase Price may be 85% of the Fair Market Value on the Offering Date for the Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription once the foregoing limit will no longer be exceeded with respect to a calendar year, unless the Participant terminates employment or withdraws from an Offering or the Plan as provided in Section 11.1 or Section 11.2.
9.3    Percent Withheld
The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least $50, but not more than 50% of the Participant’s Eligible Compensation for such pay period, but in no event shall the amount of a Participant’s payroll withholding exceed the limits of Section 7.1. Amounts shall be withheld in whole dollar or percentage amounts only.
9.4    Payroll Deductions
Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.
9.5    Memorandum Accounts
Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
9.6    No Interest
No interest shall be paid on payroll deductions received or held by the Company.

9.7    Acquisition of Stock
On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions or other permitted cash payments for the Purchase Period by the Purchase Price; provided, that the number of shares of Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 7. Fractional shares may not be issued under the Plan unless the Board or the Committee determines otherwise for a future Offering.
9.8    Carryover of Account
Any cash balance remaining in the Participant’s account at the termination of each Offering shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest. In the event the cash to be returned to a Participant pursuant to the preceding sentence is less than the amount needed to purchase a whole share of Stock, and the Board or the Committee has determined that fractional shares may not be issued under the Plan, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant’s account and applied to the purchase of Stock in the subsequent Offering.
9.9    Withholding Obligations
At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.
9.10    Termination of Participation
No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated prior to such Purchase Date or if the individual has terminated employment prior to a Purchase Date.
9.11    Procedural Matters
The Plan Administrator may, from time to time, establish:
(a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering,
(b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,
(c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and

(d) such other limitations or procedures as deemed advisable by the Plan Administrator, in its sole discretion, that are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.
9.12    Leaves of Absence
During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may continue participation in the Plan by delivering cash payments to the Company, in accordance with procedures established by the Plan Administrator, on the Participant’s normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. If the Participant fails to deliver the necessary cash payment to the Company as provided for in this Section 9.12, the Participant shall be deemed to have reduced the rate of payroll deduction to 0% for the remainder of the Offering Period.
9.13    Use of Funds
Proceeds received by the Company from the sale of Stock under the Plan and payroll deductions withheld under the Plan shall constitute general funds of the Company.
SECTION 10. STOCK PURCHASED UNDER THE PLAN
10.1    ESPP Broker
If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Section 423 of the Code has been satisfied. With respect to shares of Stock for which the holding periods under Section 423 of the Code have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the holding period under Section 423 of the Code.
10.2    Notice of Disposition
By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. VOLUNTARY WITHDRAWAL
11.1    Withdrawal From an Offering
A Participant may withdraw from an Offering by delivering to the Company a notice of withdrawal in the form required by the Plan Administrator for such purpose. Such notice of withdrawal must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. Unless the Plan Administrator establishes a different rule for any future Offering, withdrawal from an Offering shall not result in withdrawal from the Plan and any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering.
11.2    Withdrawal From the Plan
A Participant may withdraw from the Plan by delivering to the Company a notice of withdrawal in the form required by the Plan Administrator for such purpose. Such notice of withdrawal must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period but may participate in any subsequent Offering under the Plan by again satisfying the definition of a Participant and re-enrolling in the Plan.
11.3    Return of Payroll Deductions
Upon withdrawal from an Offering pursuant to Section 11.1 or withdrawal from the Plan pursuant to Section 11.2, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as is administratively practical after the withdrawal, without the payment of any interest to the Participant and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.
SECTION 12. TERMINATION OF EMPLOYMENT
Termination of a Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s beneficiary, heirs or legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section

12. For purposes of this Section 12, a Participant shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Designated Subsidiaries in the case of any leave approved by the Company, provided that (a) such leave does not exceed three months and (b) the employee’s right to reemployment is provided either by statute or by contract. If the period of leave exceeds three months and the employee’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.
SECTION 13. RESTRICTIONS UPON ASSIGNMENT
An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option, or of any rights under his or her Option.
SECTION 14. NO RIGHTS OF STOCKHOLDER UNTIL SHARES ISSUED
With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the shares of Stock have been issued following exercise of the Participant’s Option. Until such shares of Stock are issued, a Participant will only have the rights of an unsecured creditor with respect to such shares.
SECTION 15. AMENDMENT OF THE PLAN
The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Section 423 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will:
(a) increase the total number of shares as to which Options may be granted under the Plan,
(b) modify the class of employees eligible to receive Options, or
(c) otherwise require stockholder approval under any applicable law or regulation.
SECTION 16. SUSPENSION OR TERMINATION OF THE PLAN
(a)    The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, June 7, 2032. No Options shall be granted during any period of suspension of the Plan or following termination of the Plan.

(b)    Except as provided in Section 19, no such termination of the Plan may affect any Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges or other adverse effects as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan or as a result of other laws, rules or regulations applicable to the Plan.
SECTION 17. NO RIGHTS AS AN EMPLOYEE
Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary Corporation or to affect the right of the Company and a Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.
SECTION 18. EFFECT UPON OTHER PLANS
The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
SECTION 19. ADJUSTMENTS
19.1    Adjustment of Shares
In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company’s stockholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

19.2    Merger, Acquisition or Liquidation of the Company
In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution, unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code, or any successor provision thereto.
19.3    Limitations
The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
SECTION 20. GENERAL
20.1    Conditions on Issuance of Shares
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company, such issuance, delivery or distribution would comply with the Plan and all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity. The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.
20.2    Choice of Law
The Plan, all Options granted hereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.
SECTION 21. EFFECTIVE DATE
The Plan’s effective date (the “Effective Date”) is the date on which it is approved by the Company’s stockholders.

APPENDIX A
DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Company’s Compensation Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.
“Company” means Pacira BioSciences, Inc., a Delaware corporation.
“Designated Subsidiary” includes all domestic Subsidiary Corporations and such other Subsidiary Corporations as may be designated from time to time by the Board or the Committee as eligible to participate in the Plan. A “Designated Subsidiary” will cease status as a Designated Subsidiary on the earlier of (a) the date the Board or the Committee determines that such entity is no longer a Designated Subsidiary or (b) the date on which such Designated Subsidiary ceases to qualify as a Subsidiary Corporation.
“Effective Date” has the meaning set forth in Section 21.
“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation and sick leave or any other special payments, or any gain from stock option exercises.
“Eligible Employee” means any employee of the Company or any Designated Subsidiary who is in the employ of the Company or a Designated Subsidiary on one or more Offering Dates and who meets the following criteria:
(a)    the employee, together any with other person whose stock ownership would be attributed to such employee, does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiary Corporations;
(b)    the employee has been employed for at least 30 days; provided, however, that the Plan Administrator, in its sole discretion, may reduce or increase (to up to two years) this minimum requirement for future Offering Periods;
(c)    the employee’s customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator, in its sole discretion, may reduce this minimum hourly requirement for future Offering Periods; and

(d)    the employee’s customary employment is for more than five months in any calendar year; provided, however, that the Plan Administrator, in its sole discretion, may reduce this minimum requirement for future Offering Periods.
If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.
“Enrollment Period” has the meaning set forth in Section 6.1.
“ESPP Broker” has the meaning set forth in Section 10.
“Fair Market Value” means, as of an Offering Date or a Purchase Date, the per share closing price for the Stock on that date during regular session trading, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Board using such methods or procedures as it may establish. If there is no regular trading market for the Stock, the Fair Market Value of the Stock shall be as determined by the Board in its sole discretion.
“Offering” has the meaning set forth in Section 5.1.
“Offering Date” means the first day of an Offering.
“Offering Period” has the meaning set forth in Section 5.1.
“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.
“Parent Corporation” has the meaning set forth in Section 424(e) of the Code, or any successor provision thereto, which, as of the Effective Date, means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.
“Plan” means the Pacira BioSciences, Inc. Amended and Restated 2014 Employee Stock Purchase Plan, as it may be amended from time to time.
“Plan Administrator” has the meaning set forth in Section 3.1.
“Purchase Date” means the last day of each Purchase Period.
“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 8.
“Securities Act” means the Securities Act of 1933, as amended.
“Stock” means the common stock, $.001 par value per share, of the Company.
“Subscription” has the meaning set forth in Section 6.1.
“Subsidiary Corporation” has the meaning set forth in Section 424(f) of the Code, or any successor provision thereto, which as of the Effective Date, means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Trading Day” means a day on which trading in the Stock generally occurs on The Nasdaq Global Select Market or, if the Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Stock is then listed.